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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 number 333-21713) and related Prospectus pertaining to the 1996 Stock Option Plan for Officers and Key Employees and the related Prospectus pertaining to the 1996 Non-Officer Directors Stock Option Plan of PacifiCare Health Systems, Inc. and in the Registration Statement (Form S-8 number 333-48377) and related Prospectus pertaining to the 1997 Premium Priced Stock Option Plan and the related Prospectus pertaining to the Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan of PacifiCare Health Systems, Inc. of our report dated February 9, 1999 with respect to the consolidated financial statements and schedule of PacifiCare Health Systems, Inc. included in the Annual Report on Form 10-K/A for the year ended December 31, 1998.


                                          ERNST & YOUNG LLP

Los Angeles, California

March 26, 1999